As publicly filed with the Securities and Exchange Commission on January 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lantern Pharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-3973463
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Lantern Pharma Inc.
1920 McKinney Avenue, 7th Floor
Dallas, Texas 75201
(972) 277-1136
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Panna Sharma
President and Chief Executive Officer
1920 McKinney Avenue, 7th Floor
Dallas, Texas 75201
(628) 777-3339
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies to:

Daniel K. Donahue, Esq.	Brad L. Shiffman, Esq.
Greenberg Traurig, LLP	Blank Rome LLP
18565 Jamboree Road, Suite 500	1271 Avenue of the Americas
Irvine, California 92612	New York, New York 10020
Telephone: (949) 732-6557	Telephone: (212) 885-5442

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-251992

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share(3)	$11,499,994	$1,254.65

(1)	Represents only the additional number of shares of common stock being registered, and includes shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251992).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction V of Form S-1.  The contents of the Registration Statement on Form S-1 (File No. 333-251992), including the exhibits thereto, filed by Lantern Pharma Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on January 14, 2021, are incorporated by reference into this Registration Statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit No.	Description
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of EisnerAmper LLP, independent registered public accounting firm
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*	Previously filed with the Registrant's Registration Statement on Form S-1 (File No. 333-251992), initially filed with the Securities and Exchange Commission January 8, 2021 and incorporated by reference herein

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 15, 2021.

Lantern Pharma Inc.

By:	/s/ Panna Sharma
Panna Sharma
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Panna Sharma	President, Chief Executive Officer and Director	January 15, 2021
Panna Sharma	(Principal Executive Officer)

/s/ David R. Margrave	Chief Financial Officer	January 15, 2021
David R. Margrave	(Principal Financial and Principal Accounting Officer)

*
Donald J. Keyser	Chairman of the Board	January 15, 2021

*
Leslie W. Kreis, Jr.	Director	January 15, 2021

*
David S. Silberstein	Director	January 15, 2021

*
Vijay Chandru	Director	January 15, 2021

*
Franklyn Prendergast	Director	January 15, 2021

By:	/s/ Panna Sharma
Panna Sharma
Attorney-in-Fact

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